UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Tyson Foods, Inc.
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The following is a statement released by Tyson Foods, Inc. (“Tyson”) today in response to The Humane Society of the United States’ (HSUS) nomination of Wayne Pacelle, president and CEO of HSUS, for election to the board of directors of Tyson.
HSUS Notice
Tyson Statement
October 2, 2012

We’re not surprised Wayne Pacelle wants to sit on our board.  We’re handling the nomination according to the law and our company’s by-laws.  We’re committed to humane animal treatment and expect the same from the independent family farmers who supply us with chickens, hogs and cattle.

Important Additional Information

Tyson, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Tyson shareholders in connection with the matters to be considered at Tyson’s 2013 Annual Meeting. Tyson intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Tyson shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Tyson’s 2013 Annual Meeting.  Information regarding the direct and indirect beneficial ownership of Tyson’s directors and executive officers in Tyson securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in Tyson’s Annual Report on Form 10-K for the year ended October 1, 2011, filed with the SEC on November 21, 2011, and its Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended December 31, 2011 filed on February 3, 2012, March 31, 2012 filed May 7, 2012, and June 30, 2012 filed August 6, 2012, respectively. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Tyson with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.tysonfoods.com.